UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 11, 2023

Date of Report

(Date of earliest event reported)

AKERNA CORP.

(Exact name of registrant as specified in its charter)

delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2023, Akerna Corp., a Delaware corporation (the “Company”) and The NAV People, Inc. d/b/a “365 Cannabis”, a Delaware corporation and a wholly-owned subsidiary of the Company (“365”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with 365 Holdco LLC, a Delaware limited liability company (“Buyer”; together with the Company and 365, the “Parties”; each, a “Party”), pursuant to which the Company agreed to sell all of the issued and outstanding capital stock of 365 owned by the Company (“365 Shares”) to Buyer for an aggregate purchase price consisting of $500,000 of cash (the “Cash Purchase Price”), subject to adjustment pursuant to the Purchase Agreement, plus the deemed value of $2,283,806.42 in consideration of the Termination and Release (as defined below) (the “Earn-out Consideration” and together with the Cash Purchase Price collectively referred to as the “Purchase Price”) and on the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”). $100,000 of the Cash Purchase Price is subject to a hold-back by the Buyer in satisfaction of certain adjustments in accounts payable and indemnification obligations as described below (the “Accounts Payable Holdback Amount”).

The Transaction was completed on January 11, 2023 (the “Closing Date”).

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement.

The Company agreed to indemnify Buyer for losses arising out of or relating to (i) any inaccuracy in or breach of certain representations and warranties made by the Company or 365, (ii) any indebtedness of 365 or its subsidiary incurred after the Lookback Date (as defined by the Purchase Agreement) and before the Closing Date, (iii) any Pre-Closing Taxes (as defined by the Purchase Agreement); and (iv) any claims or liabilities with respect to the Lease Agreement dated January 29, 2019 (as amended, the “Lease”) between 701 Bridger, LLC and 365 or failure to obtain prior to April 30, 2023 an assumption or assignment of such Lease by the Company, in form and substance reasonably acceptable to Buyer, in either case which results in no continuing liability or obligation to 365. Buyer agreed to indemnify the Company for liabilities arising out of or relating to any inaccuracy in or breach of certain representations and warranties made by Buyer.

Certain representations and warranties made by each Party will survive until 11:59 p.m. Denver time on April 30, 2023 or the termination of the Purchase Agreement. To the extent that, as of 11:59 p.m. Denver time on April 30, 2023, (a) any Accounts Payable Holdback Amount has not been paid by Buyer to the Company or retained by Buyer (subject to certain adjustment set forth in the Purchase Agreement), and (b) Buyer has not delivered, by 11:59 p.m. Denver time on April 30, 2023, to the Company a written notice of a claim for indemnification, Buyer shall release and pay to the Company all of the remaining Accounts Payable Holdback Amount that was not paid or retained pursuant to the adjustment provisions set forth in the Purchase Agreement. To the extent that, by 11:59 p.m. Denver time on April 30, 2023, Buyer has delivered to the company a written notice of a claim for indemnification, pending resolution of such claim, Buyer may retain all of the remaining Accounts Payable Holdback Amount that was not paid or retained pursuant to the adjustment provisions of the Purchase Agreement, provided that after final, non-appealable disposition of such claim (whether through adjudication, arbitration, or mutual written agreement of the parties), Buyer shall promptly pay to the Company any amounts of such Accounts Payable Holdback Amount available and not owing to Buyer pursuant to Section 10.03(d) of the Purchase Agreement. Each of the Company’s and Buyer’s indemnification obligations are subject to limitations set forth in the Purchase Agreement.

The Purchase Agreement includes certain termination rights for each of the Company and Buyer, including the right of either the Company or Buyer to terminate the Purchase Agreement if the closing of the Transaction has not occurred by February 15, 2023.

In connection to the closing of the Transaction, the Company and the owners of the Buyer (the “Buyer Owners”) entered into an Acknowledgement, Termination and Release, pursuant to which, the Buyer Owners released certain earn-out payment obligations of Seller under the Amended and Restated Stock Purchase Agreement entered into by and among the Company, 365, and the Buyer Owners, dated October 1, 2021 and amended on June 10, 2022, which the parties agreed was equal to $2,283,806.42 (the “Termination and Release”). In addition, the Company and Buyer entered into a certain Shared Services Agreement, whereby the Company and Buyer will provide each other with certain transition services for January and February of 2023.

Jeff Kiehn, the Company’s President of Akerna Enterprise, who joined the Company as part of its acquisition of 365 in October 2021, was one of the principals of the Buyer. Concurrent with the completion of the Transaction, the Company terminated the Employment Offer Letter entered into by the Company and Jeff Kiehn dated September 29, 2021.

The Purchase Price was determined in arms-length negotiations between the Company’s senior management and the Buyer and approved by the Company’s Board of Directors following consideration of the fairness of the Purchase Price to the Company and with knowledge of Jeff Kiehn’s relationship to the Company.

In order to consummate the Transaction, the Company and 365 entered into a release and agreement dated January 11, 2023 to obtain a release under the Amended and Restated Security and Pledge Agreement dated October 5, 2021 entered into by and among the Company, certain of its subsidiaries (including 365), and the collateral agent named therein, under the Amended and Restated Guaranty dated October 5, 2021 entered into by and among certain of the Company’s subsidiaries (including 365) and the collateral agent named therein, and under the Amended and Restated Intellectual Property Security Agreement dated October 5, 2021 by and between the Company, certain of its subsidiaries (including 365) and the collateral agent named therein (the “Release”). Pursuant to the Release, the collateral agent released the Company and 365 from the Company’s pledge of the 365 Shares, 365’s pledge of 65% of the issued and outstanding shares of its wholly-owned subsidiary 365 Dynamics People Software Ltd., 365’s grant of a security interest in all its assets (including its intellectual property assets) and 365’s guarantee of the Company’s obligations under the Company’s senior secured convertible notes. Further, the Company and 365 entered into a separate consent and agreement dated January 11, 2023 with each of the two institutions that hold its senior secured convertible notes, pursuant to which each such holder separately consented to the Release (the “Consents”). In order to induce each holder to enter into the Consents, the Company agreed to deposit the gross aggregate cash proceeds from the Transaction in the amount of $400,000 and up to an additional $100,000 following release of the Accounts Payable Holdback Amount into certain controlled bank accounts of the Company held as security for the senior secured convertible notes of the Company.

The above descriptions of the Purchase Agreement, the Acknowledgement, Termination and Release, the Release and the Consents are a summary of the material terms of such agreements only and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Acknowledgement, Termination and Release, the Release and the Consents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement, the Acknowledgement, Termination and Release, the Release and the Consents were made only for purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreements. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, 365 or Buyer. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transaction is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement
10.2	Acknowledgement, Termination and Release
10.3	Release and Agreement
10.4	Consent and Agreement
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 18, 2023

AKERNA CORP.

By:	/s/ Jessica Billingsley
Jessica Billingsley
Chief Executive Officer

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